Exhibit 10.10

VMWARE, INC.
AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
I.    NOTICE OF GRANT

Unless otherwise defined herein, the terms defined in the VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan (the “Plan”) will have the same defined meanings in this notice of grant (“Notice of Grant”) and Restricted Stock Unit agreement (“Agreement”).

Name:    (“Participant”)

The Participant has been granted an Award of Restricted Stock Units (“RSUs”). Each RSU represents the right to receive one share of Stock, subject to the terms and conditions of this Notice of Grant, the Plan and this Agreement, as follows:
Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of RSUs:

Vesting Schedule:

[VESTING SCHEDULE TO BE REVISED FOR EACH EMPLOYEE] [25% of the total Number of RSUs will vest on the twelve month anniversary of the Vesting Commencement Date and 12.5% vests on each subsequent six month anniversary], subject to the Participant’s continuing employment with the Company or any Subsidiary through each vesting date, in accordance with Section 2(a) of the Agreement.

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II.    AGREEMENT
1.Grant of the RSUs. The Company has granted the Participant the number of RSUs set forth in the Notice of Grant. However, unless and until the RSUs have vested, the Participant has no right to the payment or receipt of any Stock subject thereto. Prior to actual payment or receipt of any Stock, the RSUs represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.    Vesting of RSUs.
(a)    Subject to Sections 2(b) and 4 below, the Participant will vest in the RSUs in accordance with the vesting schedule set forth in the Notice of Grant; provided, that, in the event the Participant incurs a termination of employment for any reason other than due to the Participant’s death or termination by the Company or Subsidiary due to “disability” (as defined under the applicable long-term disability plan of the Company or Subsidiary or, if there is no such plan, as determined by the Board or the Committee (each, the “Administrator”)), such that the Participant is no longer employed by the Company or any Subsidiary, the Participant’s right to vest in the RSUs and to receive the Stock related thereto will terminate effective as of the date that Participant ceases to be so employed and thereafter, the Participant will have no further rights to such unvested RSUs or the related Stock. In such case, any unvested RSUs held by the Participant immediately following such termination of employment will be deemed reconveyed to the Company and the Company will thereafter be the legal and beneficial owner of the unvested RSUs and will have all the rights and interest in or related thereto without further action by the Participant. In the event that the Participant’s employment is terminated by reason of death or disability, then any unvested portion of the RSUs will automatically accelerate and the Participant will become fully vested in the RSUs upon termination of employment by reason of death or disability. In all cases, the date of termination of employment will be determined in the sole discretion of the Administrator.
(b)    Solely for purposes of this Agreement, the Company, in its sole discretion, may consent to treating employment of the Participant by Parent, or by an Affiliate in which the Company and Parent hold, directly or indirectly, an aggregate of at least 80% of the equity or voting interest, the same as if the Participant is employed by the Company. The Company’s consent must be approved by the Company’s chief financial officer, provided, however, that if the Participant is an officer subject to Section 16 of the Exchange Act, such consent must be approved by the Committee.
3.    Issuance of Stock. No Stock will be issued to the Participant prior to the date on which the RSUs vest. After any RSUs vest and subject to the terms of this Agreement, including without limitation Section 6 hereof, the Company will cause to be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be, that number of shares of Stock corresponding to the number of such vested RSUs as soon as administratively practicable following vesting, but in no event will the issuance of such shares be made subsequent to March 15th of the year following the year in which the shares vested. No fractional shares of Stock will be issued under this Agreement. Notwithstanding any provision in the Plan to the contrary, the RSUs will be settled only in shares of Stock.

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4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator.
5.    Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.    Taxes.
(a)    Generally. The Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any entity employing the Participant (the “Employer”) takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor the Employer make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the RSUs or the subsequent sale of Stock issuable pursuant to the RSUs. The Company and the Employer do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.
(b)    Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no Stock will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of any taxes which the Company determines must be withheld with respect to the RSUs. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Stock having an aggregate Fair Market Value sufficient to (but not exceeding) the minimum amount required to be withheld or by the sale of shares of Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation. The Participant hereby authorizes the Administrator to take any steps as may be necessary to effect any such sale and agrees to pay any costs associated therewith, including without limitation any applicable broker’s fees. In addition, and to the maximum extent permitted by law, the Company may exercise the right to retain, without notice, from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding or sale of otherwise deliverable shares of Stock.
7.    Changes in Stock. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affecting the Stock occurs such that an adjustment or change is determined by the Administrator (in its sole discretion) to be necessary or appropriate, the Administrator will proportionately adjust this Award in accordance with the terms of the Plan, including adjustments

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in the number and kind of shares of Stock or other property the Participant would have received upon vesting of the RSUs; provided, however, that the number of shares of Stock into which the RSUs may be converted will always be a whole number.
8.    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Stock and receipt of dividends and distributions on such Stock.
9.    No Effect on Employment. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not: (i) constitute an express or implied promise of continued employment for any period of time, (ii) interfere with right of the Company, the Parent, any Subsidiary or Affiliate to terminate the Participant’s employment at any time in accordance with applicable law, or (iii) entitle the Participant to any additional rights under the Plan or under any other welfare or benefit plan of the Company, the Parent, any Subsidiary or Affiliate.
10.    Nature of Grant. In accepting the RSUs, the Participant acknowledges that: (a) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs even if RSUs have been granted repeatedly in the past; (b) all decisions with respect to future Awards of RSUs, if any, will be at the sole discretion of the Company; (c) the future value of the underlying Stock is unknown and cannot be predicted with certainty; (d) in consideration of the Award of RSUs, no claim or entitlement to compensation or damages will arise from termination of the RSUs or any diminution in value of the RSUs or Stock received when the RSUs vest resulting from the Participant’s termination of employment by the Employer (for any reason whatsoever and whether or not in breach of local employment laws), and the Participant irrevocably releases the Company, the Parent, the Subsidiary and Affiliate from any such claim that may arise; (e) in the event of involuntary termination of the Participant’s employment (whether or not in breach of local employment laws), the Participant’s right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law or contract, and the Company will have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the RSUs; (f) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Stock; and (g) the Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
11.    Black Out Periods. The Participant acknowledges that, to the extent the vesting of any RSUs occurs during a “blackout” period wherein certain employees, including the Participant, are precluded from selling Stock, the Administrator retains the right, in its sole discretion, to defer

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the delivery of the Stock pursuant to the RSUs; provided, however, that the Administrator will not exercise its right to defer the Participant’s receipt of such Stock if such shares of Stock are specifically covered by a Rule 10b5-1 trading plan of the Participant which causes such shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a regularly scheduled blackout period, such shares will be issued to the Participant on the first day following the termination of such regularly scheduled blackout period; provided, however, that in no event will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which such shares vest. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a special blackout period, such shares will be issued to the Participant on the first day following the termination of such special blackout period as determined by the Company’s General Counsel or his or her delegatee; provided, however, that in no event will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which such shares vest. Notwithstanding the foregoing, any deferred shares of Stock will be issued promptly to the Participant prior to the termination of the blackout period in the event the Participant ceases to be subject to the blackout period. The Participant hereby represents that he or she accepts the effect of any such deferral under relevant federal, state and local tax laws or otherwise.
12.    Award is Not Transferable. Except to the limited extent provided in Section 5 above, this Award of RSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Participant has been issued the Stock. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. The terms of this Agreement will be binding upon the Participant’s executors, administrators, heirs, successors and any permitted transferees.
13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Employer, the Company, the Parent and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all RSUs or any entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients

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to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a third party. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.
14.    Entire Agreement. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the RSUs.
15.    Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.    Additional Conditions to Issuance of Certificates for Stock. The Company will not be required to issue any certificate or certificates for Stock hereunder prior to fulfillment of all the following conditions: (a) the admission of such Stock to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Stock under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency, which the Administrator, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the RSUs as the Administrator may establish from time to time for reasons of administrative convenience.
17.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
18.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company, the Employer and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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20.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
21.    Notice of Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules of the State of Delaware.
22.    Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
23.    Notices. Any notice which either party hereto may be required or permitted to give the other must be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the address provided below, and the Participant at his or her address as shown on the Company’s, or the Employer’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.
To the Company:    VMware, Inc.
                3401 Hillview Avenue
                Palo Alto, CA 94304
                Attention: Stock Administrator

Unless the Participant notifies the Company within ten (10) days following receipt of this Agreement that he or she declines this Award, the Participant will be deemed to have accepted and agreed to the terms and conditions of this Agreement and the Plan. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, which are incorporated herein by reference

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